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                                                                     EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                      YEAR ENDED
                                                                      DECEMBER 31,
                                                          ------------------------------------
                                                             1996        1995          1994
                                                          ----------   ---------    ----------
Primary earnings per common share:

     Net Income                                           $8,230,588   $6,904,834   $  149,570

     Add interest on $2,000,000 convertible note
     payable, net of tax                                     103,950       69,300           --
                                                          ----------   ----------   ----------
     Net income as adjusted for calculation of primary
     earnings per share                                   $8,334,538   $6,974,134   $  149,570
                                                          ----------   ----------   ----------
     Weighted average number of common shares
     outstanding                                           8,312,831    8,000,000    8,000,000

     Weighted average number of shares issuable
     from assumed exercise of $2,000,000
     convertible note payable (a)                            593,309      293,914           --
                                                          ----------   ----------   ----------
     Weighted average number of shares, as adjusted for
     calculation of primary earnings per common share      8,906,140    8,293,914    8,000,000
                                                          ----------   ----------   ----------
     Primary earnings per common share                    $     0.94   $     0.84   $     0.02
                                                          ----------   ----------   ----------

---------
(a) For 1996, represents the actual number of shares such note converted into assuming it was converted on January 1, 1996. For 1995, represents the weighted average of 503,853 common shares from the assumed conversion of the 2,000,000 convertible note payable on May 26, 1995.

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